Calculation of Filing Fee Tables
S-3
DELTA AIR LINES, INC.
Table 1: Newly Registered and Carry Forward Securities
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities	1	Equity	Common Stock, par value $0.0001	415(a)(6)	9,216,343		$ 414,827,598.43			S-3	333-262678	02/11/2022	$ 48,078.52
			Total Offering Amounts:				$ 414,827,598.43		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	This Registration Statement is filed pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended (the "Securities Act"), and includes solely 9,216,343 shares of common stock, par value $0.0001 per share, of Delta Air Lines, Inc. ("Delta") that were previously registered on Delta's Registration Statement on Form S-3 (Registration No. 333-209571), which was filed with the Securities and Exchange Commission (the "SEC") on February 17, 2016 and amended on March 30, 2017 (the "Original Registration Statement") and subsequently on Delta's Registration Statement on Form S-3 (Registration No. 333-229720), which was filed with the SEC on February 15, 2019 (the "2019 Registration Statement"), and Delta's expiring Registration Statement on Form S-3 (Registration No. 333-262678), which was filed with the SEC on February 11, 2022 (the "Expiring Registration Statement"), and were not sold thereunder. This Registration Statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction pursuant to Rule 416(a) under the Securities Act. In connection with the original registration of such unsold shares of common stock on the Original Registration Statement, Delta paid a registration fee of $74,685.12, which fees were applied to the 2019 Registration Statement and to the Expiring Registration Statement, and will continue to be applied to such unsold securities included on this Registration Statement. Accordingly, there is no registration fee due in connection with this Registration Statement. Pursuant to Rule 415(a)(6), the offering of the unsold securities registered under the Expiring Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.